UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	August 1, 2006

NATIONSRENT COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114115 (Commission File Number)	14-1875911 (IRS Employer ID Number)

450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL	33301

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(954) 760-6550

Not Applicable

(Former name or former address, if changed since last report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

           Item 1.01   Entry into a Material Definitive Agreement

Senior Secured Notes Supplemental Indenture

          In connection with its pending merger (the “Merger”) with a wholly-owned, indirect subsidiary of Ashtead Group plc, NationsRent Companies, a Delaware corporation (the “Company”), had previously announced a tender offer and consent solicitation to purchase for cash any and all of its 9 1/2% Senior Secured Notes due 2010 (the “Senior Secured Notes”). As of 5:00 p.m., New York City time, on July 31, 2006, which was the deadline for holders to tender their Senior Secured Notes in order to receive the consent payment in connection with the offer, tenders and consents had been received from holders of $246,100,000 in aggregate principal amount of the Senior Secured Notes, representing approximately 98.44% of the outstanding Senior Secured Notes. Accordingly, on August 1, 2006, the Company, its subsidiaries that guarantee the Senior Secured Notes (the “Senior Secured Notes Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”), entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), supplementing the Indenture dated as of October 23, 2003 by and among the Company, the Senior Secured Notes Guarantors and the Trustee, as previously supplemented as of July 27, 2004, March 31, 2005 and April 26, 2005 (the “2003 Indenture”), to effect proposed amendments to the satisfaction and discharge section in the 2003 Indenture. However, the amendments contained in the Fourth Supplemental Indenture will not become operative unless and until certain conditions, as set forth in the Offer to Purchase and Consent Solicitation Statement dated July 19, 2006 that was sent to noteholders (the “Statement”), are satisfied, including the condition that the Merger shall have been consummated. The Company currently expects that the Merger will be consummated on or about August 31, 2006. A copy of the Fourth Supplemental Indenture is filed herewith as Exhibit 4.1 and is incorporated by reference herein. The description of the Fourth Supplemental Indenture above is qualified in its entirety by reference to the full text of the Fourth Supplemental Indenture.

Senior Notes Supplemental Indenture

          In connection with the Merger, the Company also had previously announced a tender offer and consent solicitation to purchase for cash any and all of its 9 1/2% Senior Notes due 2015 (the “Senior Notes”). As of 5:00 p.m., New York City time, on July 31, 2006, which was the deadline for holders to tender their Senior Notes in order to receive the consent payment in connection with the offer, tenders and consents had been received from holders of $150,000,000 in aggregate principal amount of the Senior Notes, representing 100% of the outstanding Senior Notes. Accordingly, on August 1, 2006, the Company, its subsidiaries that guarantee the Senior Notes (the “Senior Notes Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”), entered into a Supplemental Indenture (the “First Supplemental Indenture”), supplementing the Indenture dated as of April 26, 2005 by and among the Company, the Senior Notes Guarantors and the Trustee (the “2005 Indenture”), to effect proposed amendments to eliminate substantially all of the restrictive covenants and events of default contained in the 2005 Indenture. However, the amendments contained in the First Supplemental Indenture will not become operative unless and until certain conditions, as set forth in the Statement, are satisfied, including the condition that the Merger shall have been consummated. The Company currently expects that the Merger will be consummated on or about August 31, 2006. A copy of the First Supplemental Indenture is filed herewith as Exhibit 4.2 and is incorporated by reference herein. The description of the First Supplemental Indenture above is qualified in its entirety by reference to the full text of the First Supplemental Indenture.

           Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

                     4.1 Fourth Supplemental Indenture, dated as of August 1, 2006 to the Indenture, dated as of October 23, 2003, as previously supplemented as of July 27, 2004, March 31, 2005 and April 26, 2005, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee and collateral agent.

                     4.2 Supplemental Indenture, dated as of August 1, 2006 to the Indenture, dated as of April 26, 2005, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee.

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signature on following page.]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT COMPANIES, INC. By: /s/ Joseph H. Izhakoff Name: Joseph H. Izhakoff Title: Executive Vice President, General Counsel and Secretary

Dated:  August 4, 2006

INDEX TO EXHIBITS

Current Report on Form 8-K
dated August 1, 2006

NationsRent Companies, Inc.

           4.1 Fourth Supplemental Indenture, dated as of August 1, 2006 to the Indenture, dated as of October 23, 2003, as previously supplemented as of July 27, 2004, March 31, 2005 and April 26, 2005, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee and collateral agent.

           4.2 Supplemental Indenture, dated as of August 1, 2006 to the Indenture, dated as of April 26, 2005, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee.